UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 25, 2017, the Board of Directors approved an amendment of Section 1.7 of the Company’s bylaws to alter the default vote required for the election of directors in uncontested elections from a plurality to a majority voting standard. In any contested election, directors shall continue to be elected by a plurality vote.

Section 1.7 of the bylaws, as amended, replaces the sentence that previously stated, “At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect,” with the following text:

“Except as otherwise provided by these bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 1.7, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the corporate governance and nominating committee, or such other committee designated by the Board of Directors pursuant to these bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board of Directors accepts a director's resignation pursuant to this Section 1.7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy in accordance with Section 2.2 of these bylaws.”

Section 2.2 of the bylaws has also been amended to conform to the change in the default voting standard for the election of directors.

The foregoing description of the amendment of the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of LCI Industries was held on May 25, 2017. The total shares outstanding on the record date, March 31, 2017, were 24,905,261. The total shares represented at the meeting in person or by proxy were 23,301,761. The following matters were voted upon:

(1)    To elect a Board of nine Directors:

	For	Withheld	Broker Non-Votes
James F. Gero	19,806,955	1,784,900	1,709,906
Frank J. Crespo	21,342,965	248,890	1,709,906
Brendan J. Deely	20,312,411	1,279,444	1,709,906
Tracy D. Graham	20,930,372	661,483	1,709,906
Frederick B. Hegi, Jr.	20,207,206	1,384,649	1,709,906
Jason D. Lippert	21,307,182	284,673	1,709,906
John B. Lowe, Jr.	15,219,558	6,372,297	1,709,906
Kieran M. O’ Sullivan	20,936,453	655,402	1,709,906
David A. Reed	21,171,229	420,626	1,709,906

Each of the persons listed above were elected to serve as Directors until the next Annual Meeting of Stockholders.

(2)	To approve, in an advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
19,911,436	1,621,901	58,518	1,709,906

(3)	To vote, in an advisory and non-binding vote, on the frequency of future stockholder votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,372,629	7,360	3,205,251	6,615	1,709,906

(4)	To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
22,959,633	339,220	2,908	—

Following the Annual Meeting of Stockholders, the Board of Directors determined that future stockholder votes on executive compensation shall occur on an annual basis.

Item 9.01	Financial Statements and Exhibits

Exhibits

3.2    Amended and Restated Bylaws of the Company, as amended May 25, 2017.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: May 31, 2017

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